PRINCIPAL FUNDS, INC.
SUB-ADVISORY AGREEMENT
AGREEMENT executed as of March 31, 2016, by and between
PRINCIPAL MANAGEMENT CORPORATION (hereinafter called
the "Manager"), and PASSPORT CAPITAL, LLC (hereinafter
called the "Sub-Advisor").
W I T N E S S E T H:
       WHEREAS, the Manager is the manager and investment
adviser to each Series of Principal Funds, Inc. (the "Fund"), an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");
and
       WHEREAS, the Manager desires to retain the Sub-Advisor
to furnish it with portfolio selection and related research and statistical services in connection with the investment advisory services for all or a portion of the assets of each Series of the Fund identified in Appendix A hereto, as may be amended from time to time (hereinafter called "Series"), which the Manager has agreed to provide to the Fund, and the Sub-Advisor desires to furnish such services; and
       WHEREAS, The Manager has furnished the Sub-Advisor
with copies properly certified or authenticated of each of the following and will promptly provide the Sub-Advisor with copies properly certified or authenticated of any amendment or supplement thereto:
(a)	Management Agreement (the "Management Agreement")
with the Fund
(b)	The Fund's registration statement and financial statements
as filed with the Securities and Exchange Commission (the
"SEC");
(c)	The Fund's Articles of Incorporation and By-laws
(d)	Policies, procedures or instructions adopted or approved
by the Board of Directors of the Fund relating to obligations and services to be provided by the Sub-Advisor.
       NOW, THEREFORE, in consideration of the premises and
the terms and conditions hereinafter set forth, the parties agree as follows:
1.	Appointment of Sub-Advisor
(a)	In accordance with and subject to the Management
Agreement, the Manager hereby appoints the Sub-
Advisor to perform the services described in
Section 2 below for investment and reinvestment of such portion of the assets of each Series as may be allocated to the Sub-Advisor by the Manager, from time to time (the "Allocated Assets"), subject to the control and direction of the Manager and the Fund's Board of Directors, for the period and on the terms hereinafter set forth. The Sub-Advisor accepts such appointment and agrees to furnish the services hereinafter set forth for the compensation herein provided. The Sub-Advisor shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized, have no authority to act for or represent the Fund or the Manager in any way or otherwise be deemed an agent of the Fund or the Manager. To the extent the Sub-
Advisor is appointed to manage the assets of more than one Series, the term "Allocated Assets" shall refer to the respective Allocated Assets of each Series individually and not collectively.

(b)	For all purposes hereunder, the Sub-Advisor may
presume that the Allocated Assets constitute the
only assets of the Fund and Series.  The Sub-
Advisor shall have no responsibility or liability for
the actions or omissions of the Fund, the Manager,
or any other subadvisor or agent of the Fund.
2.	Obligations of and Services to be Provided by the Sub-
Advisor
The Sub-Advisor will:
(a)	Provide investment advisory services, including but
not limited to research, advice and supervision for
the Allocated Assets.
(b)	Furnish to the Board of Directors of the Fund for
approval (or any appropriate committee of such
Board), and revise from time to time as conditions
require, a recommended investment program for
the Allocated Assets designed to be consistent with
each Series' respective investment objective(s) and
policies and any specific criteria applicable to the
Allocated Assets.
(c)	Implement the approved investment program for
the Allocated Assets by placing orders for the
purchase and sale of securities without prior
consultation with the Manager and without regard
to the length of time the securities have been held,
the resulting rate of portfolio turnover or any tax considerations, subject always to the provisions of the Fund's registration statement, Articles of
Incorporation and Bylaws and the requirements of
the 1940 Act, as each of the same shall be from
time to time in effect.  For the avoidance of doubt,
for the purposes of complying with the foregoing,
the Sub-Advisor may manage the Allocated Assets
as if it constituted a separate investment company
registered under the 1940 Act.
(d)	Advise and assist the officers of the Fund, as
reasonably requested by the officers, in taking such
steps as are necessary or appropriate to carry out
the decisions of its Board of Directors, and any
appropriate committees of such Board, regarding
the general conduct of the investment business of
each Series.
(e)	 Maintain, in connection with the Sub-Advisor's
investment advisory services provided to the
Allocated Assets, compliance with respect to the
Allocated Assets with the 1940 Act and the
regulations adopted by the SEC thereunder and the
Series' investment strategies and restrictions as
stated in the Fund's prospectus and statement of
additional information (as of the date hereof and as
amended hereafter with reasonable written notice
to Sub-Advisor) and any specific criteria applicable
to the Allocated Assets provided in writing to Sub-
Advisor with reasonable notice. For purposes of
clarification and without limiting the foregoing, the
parties agree that the obligations of the Sub-
Advisor with respect to the foregoing will not require
the Sub-Advisor to comply with such provisions of
law that apply specifically to the management of the
Fund's assets or operation of the Funds as a whole
and not individually to the Allocated Assets.
(f)	Report to the Board of Directors of the Fund at
such times and in such detail as the Board of
Directors may reasonably deem appropriate in
order to enable it to determine that the investment
policies, procedures and approved investment
program of each Series (and any specific criteria
applicable to the Allocated Assets) are being
observed.
(g)	Upon reasonable request, with respect to the
Allocated Assets, provide assistance and
recommendations for the determination of the fair
value of certain securities when reliable market
quotations are not readily available for purposes of calculating net asset value in accordance with procedures and methods established by the Fund's
Board of Directors.
(h)	Furnish, at its own expense, (i) all necessary
investment and management facilities, including
salaries of clerical and other personnel required for
it to execute its duties hereunder faithfully, and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the
efficient conduct, to the extent contemplated
hereunder, of the investment advisory affairs of
each Series with respect to the Allocated Assets.
(i)	Open accounts with Foreign Account Tax
Compliance Act compliant broker-dealers and
futures commission merchants ("broker-dealers"),
select broker-dealers to effect all transactions for
each Series with respect to the Allocated Assets,
place all necessary orders with broker-dealers or
issuers (including affiliated broker-dealers), and
negotiate commissions, if applicable. To the extent
consistent with applicable law, purchase or sell
orders for the Allocated Assets may be aggregated
with contemporaneous purchase or sell orders of
other clients of the Sub-Advisor. In such event
allocation of securities so sold or purchased, as
well as the expenses incurred in the transaction,
will be made by the Sub-Advisor in the manner the
Sub-Advisor considers to be the most equitable and
consistent with its fiduciary obligations to the Fund
and to other clients. The Sub-Advisor will report on
such allocations at the reasonable request of the
Manager, the Fund or the Fund's Board of Directors
providing such information as the number of
aggregated trades to which each Series was a
party, the broker-dealers to whom such trades were
directed and the basis for the allocation for the
aggregated trades. The Sub-Advisor shall seek to
obtain execution of transactions for each Series
with respect to the Allocated Assets at prices which
are advantageous to the Series and at commission
rates that are reasonable in relation to the benefits received. However, the Sub-Advisor may select brokers or dealers on the basis that they provide
brokerage, research or other services or products
to the Sub-Advisor. To the extent consistent with
applicable law, the Sub-Advisor may pay a broker
or dealer an amount of commission for effecting a
securities transaction in excess of the amount of
commission or dealer spread another broker or
dealer would have charged for effecting that
transaction if the Sub-Advisor determines in good
faith that such amount of commission is reasonable
in relation to the value of the brokerage and
research products and/or services provided by such
broker or dealer. This determination, with respect to brokerage and research products and/or services, may be viewed in terms of either that particular
transaction or the overall responsibilities which the Sub-Advisor and its affiliates have with respect to the Allocated Assets as well as to accounts over
which they exercise investment discretion. Not all
such services or products need be used by the
Sub-Advisor in managing the Allocated Assets. In
addition, joint repurchase or other accounts may
not be utilized by the Series except to the extent
permitted under any exemptive order obtained by
the Sub-Advisor provided that all conditions of such
order are complied with.
(j)	Maintain all accounts, books and records with
respect to transactions implemented by Sub-
Advisor for the Allocated Assets as are required of
an investment advisor of a registered investment
company pursuant to the 1940 Act and Investment
Advisers Act of 1940, as amended (the "Advisers
Act"), and the rules thereunder, and furnish the
Fund and the Manager with such periodic and
special reports as the Fund or the Manager may
reasonably request. In compliance with the
requirements of Rule 31a-3 under the 1940 Act, the
Sub-Advisor hereby agrees that all records that it
maintains for each Series with respect to the
Allocated Assets are the property of the Fund,
agrees to preserve for the periods described by
Rule 31a-2 under the 1940 Act any records that it
maintains for the Series and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Fund
any records that it maintains for a Series upon
request by the Fund or the Manager, provided that
the Sub-Advisor shall be entitled to retain a copy of
such records. The Sub-Advisor has no
responsibility for the maintenance of Fund records
except insofar as is directly related to the services
the Sub-Advisor provides to a Series with respect
to the Allocated Assets.
(k)	Observe and comply with Rule 17j-1 under the
1940 Act and the Sub-Advisor's Code of Ethics
adopted pursuant to that Rule as the same may be
amended from time to time. The Manager
acknowledges receipt of a copy of the Sub-
Advisor's current Code of Ethics. The Sub-Advisor
shall promptly forward to the Manager a copy of
any material amendment to the Sub-Advisor's Code
of Ethics along with certification that the Sub-
Advisor has implemented procedures for
administering the Sub-Advisor's Code of Ethics.
(l)	From time to time as the Manager or the Fund may
reasonably request, furnish the requesting party
reports on portfolio transactions and reports on
investments held within the Allocated Assets, all in
such detail as the Manager or the Fund may
reasonably request.  Upon reasonable request, the
Sub-Advisor will make available its officers and
employees to meet with the Fund's Board of
Directors at the Fund's principal place of business
on reasonable notice to review the investments of a
Series with respect to the Allocated Assets.
(m)	Provide such information as is customarily provided
by a sub-advisor, or as may be required or may be
reasonably requested by   the Manager  for the
Fund or the Manager to comply with their
respective obligations under applicable laws,
including, without limitation, the Internal Revenue
Code of 1986, as amended (the "Code"), the 1940
Act, the Advisers Act, the Securities Act of 1933, as
amended (the "Securities Act"), and any state
securities laws, and any rule or regulation
thereunder.  Such information includes, but is not
limited to: the Sub-Advisor's compliance manual
and policies and procedures adopted to comply
with Rule 206(4)-7 of the Advisers Act; a summary
of the Sub-Advisor's most recent annual
compliance report; timely and complete responses
to all Quarterly Compliance Questionnaires
(including the identification of any material
compliance matters relating to the Allocated Assets
and a copy of any material changes to the Sub-
Advisor's Rule 206(4)-7 compliance policies and
procedures, marked to show changes along with a
written summary of the purpose of each such
change); Annual Proxy Voting Questionnaires;
Annual Best Execution and Soft Dollar
Questionnaires, and responses to all other requests
from the Manager, in each case to the extent such
responses are requested with reasonable notice
and that such questionnaires and requests are
reasonable.  The Sub-Advisor agrees to make
available for the Manager's review all deficiency
letters issued by the SEC together with all
responses given by Sub-Advisor to such letters.
The Sub-Advisor will advise the Manager of any
material changes in the Sub-Advisor's ownership
within a reasonable time after any such change.
(n)	Vote proxies received on behalf of each Series
(with respect to the portion thereof allocated to the Sub-Advisor) in a manner consistent with the Sub-
Advisor's proxy voting policies and procedures and provide a record of votes cast containing all of the voting information with respect to the Allocated
Assets required by Form N-PX in an electronic format to enable the Series to file Form N-PX as required by SEC rule.

(o)	Respond to tender offers, rights offerings and other
voluntary corporate action requests affecting
securities held by each Series (with respect to the
portion thereof allocated to the Sub-Advisor);
provided Sub-Advisor shall have no obligation to
pursue any legal claims of the Series with respect
to the Allocated Assets, including class action
lawsuits concerning securities owned by the Fund
(with respect to the portion of each Series thereof
allocated to the Sub-Advisor).
(p)	Cooperate with the Manager in its performance of
quarterly and annual tax compliance tests to
monitor the Series' compliance with Subchapter M
of the Code and Section 817(h) of the Code. If it is determined by the Manager or its tax advisors that the Series is not in compliance with the
requirements imposed by the Code, the Sub-
Advisor, in consultation with the Manager and its
tax advisors, will use reasonable best efforts to take
prompt action to bring the Allocated Assets back
into compliance with the time permitted under the
Code.
3.	Prohibited Conduct
In providing the services described in this agreement, the Sub-Advisor will not consult with any other investment advisory firm that provides investment advisory services to
any investment company sponsored by Principal Life
Insurance Company, such list of any such companies to be provided by Manager to Sub-Advisor, regarding transactions for the Fund in securities or other assets.
4.	Compensation
As full compensation for all services rendered and
obligations assumed by the Sub-Advisor hereunder with
respect to the Allocated Assets, the Manager shall pay the compensation specified in Appendix A to this Agreement.
5.	Limitations on Liability of Sub-Advisor
Neither the Sub-Advisor nor any of its directors, officers, employees, non-affiliate agents or affiliates shall be liable to the Manager, the Fund or its shareholders for any loss suffered by the Manager or the Fund resulting from any error of judgment made in the good faith exercise of the Sub-Advisor's investment discretion in connection with selecting investments for a Series or as a result of the failure by the Manager or any of its affiliates to comply with the terms of this Agreement, except for losses resulting from willful misfeasance, bad faith or gross negligence of,
or from reckless disregard of, the duties of the Sub-Advisor or any of its directors, officers, employees, non-affiliate
agents, or affiliates.
6.	Trade Errors
The Sub-Advisor will notify the Manager of any material
Trade Error(s) with respect to the Allocated Assets,
promptly upon the discovery of such Trade Error(s) by the Sub-Advisor. Notwithstanding Section 5, the Sub-Advisor
shall be liable to the Manager or the Fund for any loss suffered by the Manager or the Fund resulting directly from Trade Errors due to negligence, misfeasance, or disregard of duties of the Sub Advisor or any of its directors, officers, employees, agents (excluding any broker-dealer or non-affiliated agents selected by the Sub-Advisor), or affiliates. For purposes under this Section 6, "Trade Errors" are defined as errors due to (i) erroneous orders by the Sub-Advisor for the Series that result in the purchase or sale of securities that were not intended to be purchased or sold;
(ii) erroneous orders by the Sub-Advisor that result in the purchase or sale of securities for the Series in an unintended amount or price; or (iii) purchases or sales of financial instruments which violate the investment limitations or restrictions disclosed in the Fund's registration statement (as of the date hereof and as amended hereafter with reasonable written notice to Sub-Advisor) and/or imposed by applicable law or regulation (calculated at the Sub-Advisor's portfolio level), unless otherwise agreed to in writing.
7.	Supplemental Arrangements
The Sub-Advisor may enter into arrangements with other
persons affiliated with the Sub-Advisor or with unaffiliated third parties to better enable the Sub-Advisor to fulfill its obligations under this Agreement for the provision of certain personnel and facilities to the Sub-Advisor, subject to written notification to and approval of the Manager and, where required by applicable law, the Board of Directors of the Fund; provided, however, that entry into any such arrangements shall not relieve the Sub-Advisor of any of its obligations under this Agreement.
8.	Regulation
The Sub-Advisor shall, submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body may request
or require pursuant to applicable laws and regulations.
9.	Duration and Termination of This Agreement
No amendment of this Agreement shall be effective unless
in writing and signed by both parties. This Agreement shall become effective with respect to a Series as of the corresponding date set forth on Appendix B to this
Agreement, as may be amended from time to time, and,
unless otherwise terminated with respect to such Series,
shall continue in effect thereafter for the initial term set forth on Appendix B to this Agreement, and thereafter from year to year, provided that in each case the continuance is specifically approved within the period required by the
1940 Act either by the Board of Directors of the Fund or by
a vote of a majority of the outstanding voting securities of the Series and in either event by a vote of a majority of the Board of Directors of the Fund who are not interested persons of the Manager, Principal Life Insurance
Company, the Sub-Advisor or the Fund cast in person at a meeting called for the purpose of voting on such approval.
This Agreement may be terminated with respect to a
Series at any time without the payment of any penalty by
the Board of Directors of the Fund or by the Sub-Advisor,
the Manager or by vote of a majority of the outstanding
voting securities of the Series on sixty days' written notice. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this
Section 9, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "interested person," "assignment," "voting security" and "majority of the outstanding voting securities") shall be applied.
10.	Amendment of this Agreement
No material amendment of this Agreement shall be
effective until approved, if required by the 1940 Act or the rules, regulations, interpretations or orders issued thereunder, by vote of the holders of a majority of the outstanding voting securities of the Series (as defined in the 1940 Act) and by vote of a majority of the Board of Directors of the Fund who are not interested persons (as defined in the 1940 Act) of the Manager, the Sub-Advisor, Principal Life Insurance Company or the Fund cast in person at a meeting called for the purpose of voting on
such approval.
11.	Additional Series
In the event the Manager wishes to appoint the Sub-
Advisor to perform the services described in this
Agreement with respect to one or more additional Series of
the Fund after the effective date of this Agreement, such Series will become a Series under this Agreement upon approval of this Agreement in the manner required by the
1940 Act and the amendment of Appendices A and B
hereto.
12.	General Provisions
(a)	Each party agrees to perform such further acts and
execute such further documents as are necessary
to effectuate the purposes hereof. This Agreement
shall be construed and enforced in accordance with
and governed by the laws of the State of Iowa.  The
captions in this Agreement are included for
convenience only and in no way define or delimit
any of the provisions hereof or otherwise affect
their construction or effect.
(b)	Any notice under this Agreement shall be in writing,
addressed and delivered or mailed postage pre-
paid to the other party at such address as such
other party may designate for the receipt of such
notices. Until further notice to the other party, it is
agreed that the address of the Manager for this
purpose shall be Principal Financial Group, Des
Moines, Iowa 50392 0200. The address of the Sub-
Advisor for this purpose shall be Passport Capital,
LLC, One Market Street, Steuart Tower, Suite
2200, San Francisco, CA 94105, ATTN: Julie Kim.
(c)	The Sub-Advisor will promptly notify the Manager in
writing of the occurrence of any of the following
events:
1.	the Sub-Advisor fails to be registered as an
investment adviser under the Advisers Act or
under the laws of any jurisdiction in which the
Sub-Advisor is required to be registered as an
investment advisor in order to perform its
obligations under this Agreement.
2.	the Sub-Advisor is served or otherwise receives
written notice of any action, suit, proceeding,
inquiry or investigation, at law or in equity,
before or by any court, public board or body,
involving the affairs of a Series.
3.	the Sub-Advisor becomes aware of any action,
suit, proceeding, inquiry or investigation that is
reasonably likely to result in a conviction, order,
judgment or decree issued with respect to it or
any affiliate that could reasonably be expected
to result in the Sub-Advisor becoming ineligible
to serve as an investment adviser of a
registered investment company under the 1940
Act.
4.	the Sub-Advisor becomes aware of a
transaction or series of transactions that has
resulted in a change in the control of the Sub-
Advisor or a controlling person thereof or
otherwise in the assignment (as defined in the
1940 Act) of this Agreement by the Sub
Advisor.
(d)	The Manager will promptly notify the Sub-Advisor in
writing of the occurrence of any of the following
events:
1.	the Manager fails to be registered as an
investment adviser under the Advisers Act or
under the laws of any jurisdiction in which the
Manager is required to be registered as an
investment advisor in order to perform its
obligations under this Agreement.
2.	the Manager is served or otherwise receives
written notice of any action, suit, proceeding,
inquiry or investigation, at law or in equity,
before or by any court, public board or body,
involving the affairs of a Series.
3.	the Manager becomes aware of any action,
suit, proceeding, inquiry or investigation that is
reasonably likely to result in a conviction, order,
judgment or decree issued with respect to it or
any affiliate that could reasonably be expected
to result in the Manager becoming ineligible to
serve as an investment adviser of a registered
investment company under the 1940 Act.
(e)	The Manager shall provide (or cause the Series
custodian to provide) timely information to the Sub-
Advisor regarding such matters as the composition
of the assets of a Series, cash requirements and
cash available for investment in a Series, and all
other reasonable information as may be necessary
for the Sub-Advisor to perform its duties and
responsibilities hereunder (including a list of all
affiliates and other persons that are restricted in
their ability to deal with the Fund under Section 17
of the 1940 Act).
(f)	The Sub-Advisor represents that it will not enter
into any agreement, oral or written, or other
understanding under which the Fund directs or is
expected to direct portfolio securities transactions,
or any remuneration, to a broker or dealer in
consideration for the promotion or sale of Fund
shares or shares issued by any other registered
investment company. The Sub-Advisor further
represents that it is contrary to the Sub-Advisor's
policies to permit those who select brokers or
dealers for execution of Fund portfolio securities
transactions to take into account the broker's or
dealer's promotion or sale of Fund shares or shares
issued by any other registered investment
company.
(g)	The Sub-Advisor acknowledges that the Series is
relying on the exclusion from the definition of
"commodity pool operator" under Section 4.5 of the
General Regulations under the Commodity
Exchange Act ("Rule 4.5"). The Sub-Advisor will not
exceed the de minimis trading limits set forth in
Rule 4.5(c)(2) unless otherwise agreed to in writing.
The Manager agrees that it will ensure that the
Fund complies with the exemption under Rule 4.5
for registered investment companies.
(h)	Except as provided in the following sentence, the
Sub-Advisor agrees that neither it nor any of its
affiliates will in any way refer to its relationship with
the Fund, the Series, or the Manager or any of their
respective affiliates in offering, marketing or other promotional materials without the express written consent of the Manager.  Notwithstanding anything
else to the contrary herein, the Sub-Advisor shall
retain a right to use the investment performance
and track record of the Fund as it relates to the
Allocated Assets (including in marketing) to the
extent permitted by law. The Sub-Advisor shall be
entitled to use the name of the Fund and/or
Manager for this purpose. Further, for the
avoidance of doubt, the Sub-Advisor shall be
entitled to retain and use copies of records of its
records pertaining to the Fund and the Manager as
are necessary to support any such uses of the
investment performance and track record.
(i)	The Manager shall keep confidential any non-public
information concerning the Sub-Advisor.  The
Manager shall not use such information for any
purpose other than performance of its
responsibilities and duties hereunder, except after
prior notification to and approval in writing by the Sub-Advisor or when so requested by the Sub-
Advisor or required by law or regulation or when
requested by a regulatory authority.
(j)	This Agreement contains the entire understanding
and agreement of the parties.


IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

PRINCIPAL MANAGEMENT CORPORATION

By /s/ Michael. J. Beer
Michael J. Beer
President and Chief Executive Officer


By /s/ Adam. U. Shaikh
Adam U. Shaikh
Counsel


PASSPORT CAPITAL, LLC

By /s/ Adam. U. Shaikh
Julie Kim
Chief Compliance Officer